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                                                                    Exhibit 99.1

Headhunter.net to Provide First Quarter Update

ATLANTA--(BUSINESS WIRE)--March 7, 2001--Headhunter.net, Inc. (Nasdaq/NM:HHNT) will hold a conference call today to provide an update for the first quarter ending March 31, 2001. The call will be simulcast on the Internet at www.vcall.com at 10:00 a.m. (eastern).

Headhunter.net's management will provide an update of the first quarter and the outlook for 2001 as a result of recent significant internal events and uncertainty in the economic climate.

Among the topics to be discussed:

      -- Headhunter.net's selection by Yahoo! as the sole provider of job listings for Yahoo!(R) Careers,

      -- The Company's renegotiated credit agreement with Omnicom, Inc. that extends the term of the $10 million note to June 2004, providing Headhunter.net with increased balance sheet flexibility, and

      --    A progress report on financial performance for the first quarter.

Headhunter.net expects first quarter revenue for 2001 to be significantly above revenues reported in the first quarter of last year as a result of continued growth in the core business and the contribution from acquisitions; however, it anticipates revenues to be lower than previous guidance due to the sluggish economic environment. In addition, the Yahoo! Careers' agreement is not expected to have a material effect on revenues until the second quarter.

We remain very confident about the Headhunter.net business model and are excited about our increased visibility following the Yahoo! Careers' agreement," stated Robert M. Montgomery, president and chief executive officer of Headhunter.net. "We believe Headhunter.net is well positioned to leverage our existing infrastructure to support a larger revenue base and expanded job postings. Our focus remains on growing our core business and achieving positive EBITDA for 2001."

Headhunter.net has continued to manage its operating costs to match demand in the market and its core operations are on target to meet first quarter cash flow estimates; however, it expects to incur additional online advertising expenses in the first quarter. The Company expects related online advertising costs to be reduced in future quarters as existing agreements for other online advertising are modified or not renewed.

First Quarter Conference Call


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A simulcast of the conference call will be held at 10:00 A.M. Eastern time today and will be available on the Internet at www.vcall.com and under the investor relations' tab on the Company's Web site, www.headhunter.net. The call will be available for replay on the Internet for approximately 30 days.

About Headhunter.net

Headhunter.net (www.headhunter.net) is a leading national online recruiting and job awareness site, empowering candidates and corporations to manage the job search process. The site lists jobs from the nation's top employers across virtually every industry. Attracting an average of more than 6 million job seeker visits a month, Headhunter.net distinguishes itself by providing job seekers privacy when searching and applying for jobs, and allows job seekers and job posters to manage and track the visibility and performance of their listings.

Some of the preceding statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby. Examples of words indicating forward-looking statements include "believes," "expects" and "will". These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to the Company's operations and business environment, including the availability of financing on favorable terms, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Please see the section entitled "Risk Factors" in Amendment No. 1 to the Company's Form S-4 Registration Statement, filed with the Securities and Exchange Commission on June 19, 2000, which is incorporated by reference in this press release, for a list of such uncertainties and factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CONTACT:      Headhunter.net Inc., Atlanta
              Craig Stamm, 770/349-2480
              craig.stamm@headhunter.net



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